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                                                                Exhibit 23.4
                                                                ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of AnswerThink Consulting Group, Inc. and to the incorporation by reference herein of our report dated August 5, 1998, except as to the pooling of interests which is as of November 5, 1999, with respect to the consolidated financial statements for the year ended January 2, 1998 of AnswerThink Consulting Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                    /s/ Ernst & Young LLP

New York, New York
March 9, 2000